Exhibit 10.1

THIS AMENDING AGREEMENT is made the 30th day of August, 2018

BETWEEN:

(1)	ECRENT CAPITAL HOLDINGS LIMITED, a company incorporated in the British Virgin Islands and whose registered office is at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (the “Licensor”); and

(2)	SHARING ECONOMY INVESTMENT LIMITED, a company incorporated in the British Virgin Islands and whose registered office is at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (the “Licensee”).

WHEREAS:

(A)	The Licensor and the Licensee entered into a license agreement dated 8th May 2018 (the “Original Agreement”) and an amending agreement dated 24th May 2018 (the “First Amending Agreement”), and they now wish to amend the Original Agreement and the First Amending Agreement as appears below.

(B)	The Licensor and the Licensee both intend for this amending agreement to be deemed to have taken effect from 24th May 2018.

IT IS HEREBY AGREED as follows:

1.	STATUS OF THIS AMENDING AGREEMENT

1.1.	This amending agreement is supplemental to the Original Agreement and the First Amending Agreement. Except as expressly amended by this amending agreement, the Original Agreement and the First Amending Agreement shall remain in full force and effect.

1.2.	Terms defined in the Original Agreement and the First Amending Agreement shall have the same meaning in this amending agreement unless otherwise provided by this amending agreement.

2.	AMENDMENTS

2.1.	Clause 8.1 of the Original Agreement shall be deleted in its entirety and replaced with the following words:

“The Licensor guarantees that the Business will generate revenue of US$13,000,000 (the “Guaranteed Revenue”) and gross profit of US$2,522,000 (the “Guaranteed Gross Profit”) for the Term.”

2.2.	Clause 2.3 of the First Amending Agreement shall be deleted in its entirety and shall be deemed to have never taken effect.

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2.3.	Clause 2.4 of the First Amending Agreement shall be deleted in its entirety and shall be deemed to have never taken effect.

2.4.	Clause 12.1 of the Original Agreement and Clause 2.5 of the First Amending Agreement shall be deleted in their entirety and replaced with the following words:

“The Term of this Agreement shall be effective on the date the conditions precedent set forth in Clause 7.2 have been satisfied (the “Effective Date”) and continue in effect until 31 December 2019 (the “Expiration Date”) unless terminated earlier in accordance with any of the express provisions of this Agreement.”

3.	FURTHER AGREEMENT

3.1.	The provisions of Clauses 15 and 17 of the Original Agreement shall apply to this amending agreement, mutatis mutandis, as if incorporated in full herein.

3.2.	This amending agreement shall be deemed to have taken effect from 24th May 2018 to the effect that:

(a)	all rights arising from or in connection with the Original Agreement in its original form which may have accrued from 24th May 2018 to the date of execution of this agreement shall be waived; and

(b)	all rights and obligations arising from or in connection with the Original Agreement as amended by this amending agreement shall have taken effect and started to accrue from 24th May 2018.

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IN WITNESS whereof this amending agreement has been executed by or on behalf of the parties as a deed.

SEALED WITH THE COMMON SEAL of ECRENT CAPITAL HOLDINGS LIMITED	) ) )
and SIGNED by CHAN TIN CHI Title: Director for and on behalf of ECRENT CAPITAL HOLDINGS LIMITED Date: 30th August 2018
SEALED WITH THE COMMON SEAL of SHARING ECONOMY INVESTMENT LIMITED	) ) )
and SIGNED by PING KEE LAU Title: Director for and on behalf of SHARING ECONOMY INVESTMENT LIMITED Date: 30th August 2018

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